UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    1     )

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Obagi Medical Products, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

Obagi Medical Products, Inc. (the “Company”) is amending its definitive Proxy Statement on Schedule 14A filed with the Securities Exchange Commission on April 30, 2009 (the “2009 Proxy Statement”) in order to properly reflect the compensation information related to its Named Executive Officers included in the “Summary Compensation Table,” “Grant of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year End” tables found at pages 20, 21 and 22 of the Proxy Statement. After filing of the 2009 Proxy Statement it was discovered that these tables did not properly reflect certain restricted stock units granted to Messrs’ Carlson and Goldstein in 2008. All three tables have been revised to accurately reflect this information and to re-classify certain other information under the appropriate column headings. In addition, the "Summary Compensation Table" has been amended to include the expense recognized in accordance with SFAS 123R in 2008 for Mr. Carlson's outstanding options, which was inadvertently omitted from the 2009 Proxy Statement.   Except for the correction of this compensation information, there are no revisions to the 2009 Proxy Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table set forth information for the years ended December 31, 2008, 2007 and 2006 concerning compensation earned for services rendered to our Company by the Named Executive Officers, as well as our former Chief Financial Officer:

Name and Principal Position	Year	Salary		Bonus		Restricted Stock Unit Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Steven R. Carlson	2008	$483,353		—		$109,276	$208,142	—	$12,508	(2)	$813,279
Chief Executive Officer and President	2007	$415,000		—		—	$171,977	—	—		$586,977
	2006	$400,000		—		—	$7,166	$300,000	—		$707,166
Preston Romm	2008	$159,235	(3)	$50,000	(4)	—	$50,613	—	—		$259,848
Chief Financial Officer and Executive Vice President, Finance, Operations and Administration
David S. Goldstein	2008	$292,532		—		$81,957	$137,714	—	$10,369	(2)	$522,572
Executive Vice President, Global Sales and Field Marketing	2007	$277,500		—		—	$93,806	—	$21,148	(5)	$392,454
	2006	$253,750		—		—	$3,909	$160,000	$39,278	(6)	$456,937
Laura Hunter	2008	$86,667	(7)	$10,000	(8)	—	$16,610	—			$113,277
Vice President, General Counsel and Secretary
Stephen Garcia	2008	$143,798	(9)	—		—	—	—	$319,742	(10)	$463,540
Former Chief Financial Officer	2007	$250,000		—		—	$93,806	—	$44,471	(11)	$388,277
	2006	$234,500		—		—	$3,909	$100,000	$12,363	(12)	$350,772

(1)  Amounts shown reflect the expense recognized by us for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) "Share-Based Payment" ("SFAS 123R") and do not reflect whether the recipient has actually realized a financial benefit from the award. For information on the assumptions used to calculate the value of the awards, refer to Note 2 to Obagi's consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on March 13, 2009.  In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)  Consists solely of matching contributions under our 401(k) plan.

(3)  Mr. Romm joined the Company on July 1, 2008.  Mr. Romm’s annual base salary is $320,000.

(4)  Pursuant to Mr. Romm’s employment agreement, he was entitled to a guaranteed bonus of $50,000 for 2008.  This bonus was paid during the three months ended March 31, 2009.

(5)  In recognition of Mr. Goldstein's outstanding achievements and his family's support of Mr. Goldstein during 2006, we awarded Mr. Goldstein's wife a watch and paid family vacation, valued at $15,835 after tax gross up. Mr. Goldstein also received matching contributions under our 401(k) plan.

(6)  Mr. Goldstein received a watch and a paid vacation as recognition of his outstanding achievement valued at $30,983 after tax gross up. He also received matching contributions under our 401(k) plan.

(7)  Ms. Hunter joined the Company on September 3, 2008.  Ms. Hunter’s annual base salary is $260,000.

(8)  Pursuant to Ms. Hunter’s employment agreement, she received a $10,000 signing bonus payable on December 31, 2008.

(9)  Mr. Garcia left the Company on July 15, 2008.  His annual base salary was $253,000.

(10)  Pursuant to Mr. Garcia’s transition agreement, he received $253,000 in severance to be paid over one year, of which $115,958 was paid in 2008.  In addition, upon Mr. Garcia’s departure, we paid him $27,002 in unused vacation pay.  Mr. Garcia also received matching contributions under our 401(k) plan.  During the year ended December 31, 2008, Mr. Garcia exercised stock options resulting in $23,784 in taxable income.

(11)  Mr. Garcia received a watch and paid vacation as recognition of his outstanding achievement valued at $39,472 after tax gross up.  He also received matching contributions under our 401(k) plan.

(12)  Mr. Garcia received matching contributions under our 401(k) plan and reimbursement for an interrupted vacation during our preparation for our initial public offering valued at $7,469 after tax gross up.

Grants of Plan-Based Awards

    The following table sets forth information regarding possible payouts under non-equity incentive plan awards, restricted stock awards and option awards to which our Named Executive Officers were entitled during 2008, none of which we paid:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)		All Other Stock Awards; Number of Shares of Stock or Units(1)	All Other Option Awards; Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
Steven R. Carlson	April 8, 2008	$375,000	(3)
	February 27, 2008			10,000				$162,500
	May 1, 2008				225,000	(4)	$10.91	$493,151
Preston S. Romm	April 8, 2008	$192,000	(5)
	July 1, 2008				150,000	(6)	$10.00	$303,679
David S. Goldstein	April 8, 2008	$147,680	(7)
	February 27, 2008			7,500				$121,875
	February 27, 2008				20,000	(6)	$16.25	$123,000
	May 1, 2008				20,000	(6)	$10.91	$43,836
Laura B. Hunter	April 8, 2008	$104,000	(8)
	September 3, 2008				40,000	(6)	$9.45	$149,491

(1)  Represents restricted stock units granted pursuant to the 2005 Stock Incentive Plan.  The restricted stock units vest in a lump sum fifteen months from the date of grant and will no longer be subject to forfeiture on May 27, 2009, assuming such individual is employed by the Company on that date.  Restricted stock unit awards have no express performance criteria other than continued employment.  However, restricted stock has an implicit performance criterion because the higher the Company's stock price, the greater the value of the restricted stock award.

(2)  Amounts shown reflect the fair value of the restricted stock units and option awards in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) "Share-Based Payment" ("SFAS 123R") and do not reflect whether the recipient has actually realized a financial benefit from the award. For information on the assumptions used to calculate the value of the awards, refer to Note 2 to Obagi's consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on March 13, 2009.  In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)   Mr. Carlson's base salary is $500,000 and he is eligible for a discretionary cash bonus with a target of 75% of his base salary. The cash bonus for 2008 was based on overall financial performance of the Company and personal performance. Mr. Carlson did not earn a cash bonus for 2008.

(4)  Represents stock options granted pursuant to the 2005 Stock Incentive Plan. Mr. Carlson's options were granted on May 1, 2008, have a ten year term and vest in annual installments of 11% on May 1, 2009,  22% on May 1, 2010, 33% on May 1, 2011, 22% on May 1, 2012 and 12% on May 1, 2013.  Stock options have no express performance criteria other than continued employment. However, options have an implicit performance criterion because the options have no value to the executive unless and until the Company’s stock price exceeds the exercise price.

(5)   Mr. Romm joined the Company on July 1, 2008.  Mr. Romm's base salary is $320,000 and he is eligible for a discretionary cash bonus with a target of 60% of his base salary. The cash bonus for 2008 was based on overall financial performance of the Company and personal performance. However, pursuant to Mr. Romm’s employment agreement, Mr. Romm was entitled to a guaranteed bonus of $50,000 for 2008 which was approved for payment in 2009 and therefore not included in this table.  Mr. Romm did not earn any additional cash bonus amounts for 2008.

(6)  Represents stock options granted pursuant to the 2005 Stock Incentive Plan. These options have a ten year term and vest over three years annually in equal installments beginning on the first anniversary of the date of grant.  Stock options have no express performance criteria other than continued employment. However, options have an implicit performance criterion because the options have no value to the executive unless and until the Company’s stock price exceeds the exercise price.

(7)   Mr. Goldstein's base salary is $295,360 and he is eligible for a discretionary cash bonus with a target of 50% of his base salary. The cash bonus for 2008 was based on overall financial performance of the Company and personal performance. Mr. Goldstein did not earn a cash bonus for 2008.

(8)   Ms. Hunter joined the Company on September 3, 2008. Ms. Hunter’s base salary is $260,000 and she is eligible for a discretionary cash bonus with a target of 40% of her base salary. The cash bonus for 2008 was based on overall financial performance of the Company and personal performance. Ms. Hunter did not earn a cash bonus for 2008.  Ms. Hunter did receive a $10,000 signing bonus in connection with her employment.

Outstanding Equity Awards at Fiscal Year-End

    The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers at December 31, 2008:

	Option Awards					Restricted Stock Unit Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Steven R. Carlson	208,334	—		$8.40	3/1/2015
	41,667	—		$10.80	10/31/2015
	41,667	—		$14.40	10/31/2015
	73,334	36,666	(2)	$11.00	12/13/2016
	—	225,000	(3)	$10.91	5/1/2018
						10,000	(4)	$74,600
Preston S. Romm	—	150,000	(5)	$10.00	7/1/2018
David S. Goldstein	417	—		$10.00	3/31/2011
	41,667	—		$8.40	3/1/2015
	8,334	—		$10.80	10/31/2015
	40,000	20,000	(2)	$11.00	12/13/2016
	—	20,000	(6)	$16.25	2/27/2018
	—	20,000	(7)	$10.91	5/1/2018
						7,500	(4)	$55,950
Laura B. Hunter	—	40,000	(8)	$9.45	9/3/2018

(1)  Market value calculated using the Company's closing stock price of $7.46 as of December 31, 2008.

(2)   Options vest 1/3 each year on December 13, 2007, 2008 and 2009.

(3)   Options vest 11% on May 1, 2009, 22% on May 1, 2010, 33% on May 1, 2011, 22% on May 1, 2012 and 12% on May 1, 2013.

(4)  Restricted stock units vest in a lump sum fifteen months from date of grant and will no longer be subject to forfeiture on May 27, 2009, assuming such individual is employed by the Company on that date.

(5)   Options vest 1/3 each year on July 1, 2009, 2010 and 2011.

(6)   Options vest 1/3 each year on February 27, 2009, 2010 and 2011.

(7)   Options vest 1/3 each year on May 1, 2009, 2010 and 2011.

(8)   Options vest 1/3 each year on September 3, 2009, 2010 and 2011.